Exhibit 1.01

Introduction

Azenta, Inc., also referred to as “Azenta”, “we”, “our”, and “us” is a leading provider of life sciences solutions worldwide. Azenta provides a full suite of reliable cold chain sample management solutions and multiomic services across areas such as drug development, clinical research and advanced cell therapies for the industry's top pharmaceutical, biotech, academic and healthcare institutions globally.

This CMR is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). The Rule imposes certain reporting obligations on U.S. Securities and Exchange Commission (“SEC”) issuers whose manufactured products contain certain minerals which are necessary to the functionality or production of their products. These minerals are cassiterite, columbite-tantalite (coltan), gold, wolframite, and their derivatives, which are limited to tin, tantalum and tungsten (“3TG” or “Conflict Minerals”). The Rule focuses on 3TG emanating from the Democratic Republic of the Congo (“DRC”) region and nine adjoining countries (together, the “Covered Countries”). If an issuer has reason to believe that any of the Conflict Minerals in their supply chain may have originated in the Covered Countries, or if they are unable to determine the country of origin of those Conflict Minerals, then the issuer must exercise due diligence on the Conflict Minerals’ source and chain of custody and submit a CMR to the SEC that includes a description of those due diligence measures.

This CMR relates to the process undertaken for Azenta products that were manufactured, or contracted to be manufactured, during calendar year 2023 and that contain Conflict Minerals.

Executive Summary

Azenta performed a Reasonable Country of Origin Inquiry (RCOI) on suppliers believed to provide Azenta with materials or components containing 3TGs necessary to the manufacturing of Azenta’s products. Azenta’s suppliers identified 298 valid smelters and refineries (“smelters”). Of these 298 smelters, Azenta identified 41 as sourcing (or there was a reason to believe they may be sourcing) from the Covered Countries. Azenta’s due diligence review indicated that 38 of these smelters have been audited and are conformant to the Reasonable Minerals Assurance Process (“RMAP”). The remaining 3 smelters were subject to Azenta’s risk mitigation process according to the OECD Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High-Risk Areas (OECD Due Diligence Guidance).

Company Management Systems

Azenta established strong management systems according to Step 1 of the OECD Due Diligence Guidance. Azenta’s systems included

•	Step 1A - Adopt, and clearly communicate to suppliers and the public, a company policy for the supply chain of minerals originating from conflict-affected and high-risk areas.
•	Implemented a conflict minerals policy
•	Policy made publicly available

•https://investors.azenta.com/corporate-governance

•	Policy communicated directly to suppliers as part of RCOI process
•	Step 1B - Structure internal management to support supply chain due diligence

•	Maintained an internal cross functional team to support supply chain due diligence
•	Appointed a member of the senior staff with the necessary competence, knowledge, and experience to oversee supply chain due diligence
•	Applied the resources necessary to support the operation and monitoring of these processes including internal resources and external consulting support.
•	Step 1C - Establish a system of transparency, information collection and control over the supply chain
•

Implemented a process to collect required supplier and smelter RCOI and due diligence data. Full details on the supply chain data gathering are included in the RCOI and due diligence sections of this Report.

•	Step 1D - Strengthen company engagement with suppliers
•	Directly engaged suppliers during RCOI process.
•	Reviewed supplier responses as part of RCOI process.
•	Added conflict minerals compliance to new supplier contracts and Azenta’s supplier code of conduct.
•	Implemented a plan to improve the quantity and quality of supplier and smelter responses year over year.
•	Step 1E - Establish a company and/or mine level grievance mechanism.
•	Recognized the RMAP’s three audit protocols for gold, tin/tantalum, and tungsten as valid sources of smelter or mine level grievances.
•	Azenta’s ethics violations reporting system allows employees to voice confidentially without any fear of retribution, any concerns with the violations of the Azenta’s conflict minerals policy

Reasonable Country of Origin Inquiry (RCOI)

Azenta designed its RCOI process in accordance with Step 2A and 2B of the OECD Due Diligence Guidance. Azenta’s RCOI process involved two stages:

•	Stage 1 - Supplier RCOI (Step 2A of the OECD Due Diligence Guidance)
•	Stage 2 - Smelter RCOI (Step 2B of the OECD Due Diligence Guidance)

Supplier RCOI

Azenta designed its supplier RCOI process to identify, to the best of Azenta’s efforts, the smelters in Azenta’s supply chain in accordance with Step 2A of the OECD Due Diligence Guidance. Azenta’s supplier RCOI process for the 2023 reporting period included the following

•	Developing a list of suppliers providing 3TG containing components to Azenta.
•	Contacting each supplier and requesting the industry standard Conflict Minerals Reporting Template (“CMRT”) including smelter information.
•	Reviewing supplier responses for accuracy and completeness.
•	Amalgamating supplier provided smelters into a single unique list of smelters meeting the definition of a smelter under one of three industry recognized audit protocols.
•	Reviewing the final smelter list (and compared it to industry peers) to determine if Azenta identified reasonably all of the smelters in their supply chain.

For the 2023 reporting period, Azenta’s RCOI process was executed by Claigan Environmental Inc. (“Claigan”).

Azenta’s suppliers identified 298 smelters in their supply chain. The specific list of smelters is included in the Smelter and Refineries section at the end of this report.

Smelter RCOI

Due to the overlap between supplier RCOI and smelter due diligence, the smelter RCOI process is summarized in the due diligence section of this report.

Due Diligence

Azenta’s Due Diligence Process was designed in accordance with the applicable sections of Steps 2, 3, and 4 of the OECD Due Diligence Guidance.

Smelter RCOI and Due Diligence

Azenta’s smelter RCOI and due diligence process were designed to

•	Identify the scope of the risk assessment of the mineral supply chain (OECD Step 2B).
•	Assess whether the smelters/refiners have carried out all elements of due diligence for responsible supply chains of minerals from conflict-affected and high-risk areas (OECD Step 2C).
•	Where necessary, carry out, including through participation in industry-driven programs, joint spot checks at the mineral smelter/refiner’s own facilities (OECD Step 2D).

Azenta’s smelter RCOI and Due Diligence Process included the following -

•	For each smelter identified in Azenta’s supply chain
•	Azenta attempted direct engagement with the smelter to determine whether or not the smelter sources from the DRC or surrounding countries
•

For smelters that declared directly (e.g. email correspondence, publicly available conflict minerals policy, or information available on their website) or through their relevant industry association that they did not source from the DRC or surrounding countries, and were not conformant to the RMAP, Azenta reviewed publicly available information to determine if there was any contrary evidence to the smelter’s declaration. The sources reviewed included

•	Public internet search (Google) of the facility in combination with each of the Covered Countries
•	Review of specific NGO publications. NGO publications reviewed included
•	SWISSAID
•	Global Witness
•	Le Congo N’est Pas a Vendre
•	The Business and Human Rights Resource Centre
•	Radio Okapi
•	The most recent UN Group of Experts report on the DRC

•

For smelters that did not respond to direct engagement, Azenta reviewed publicly available sources to determine if there was any reason to believe that the smelter may have sourced from the Covered Countries during the reporting period.

•	Azenta reviewed the same sources as those used to compare against smelter sourcing declarations.
•

For high risk smelters (smelters that are sourcing from or there is reason to believe they may be sourcing from the Covered Countries) and are not conformant to the RMAP, Azenta communicates the risk to a designated member of senior management (OECD Step 3A) and conducts risk mitigation on the smelter according to OECD Step 3B.

For the 2023 reporting period, Azenta’s smelter RCOI and Due Diligence process was executed by Claigan Environmental Inc. (Claigan).

Azenta’s suppliers identified 298 smelters. Azenta identified 41 smelters that source, or there is a reason to believe they may source, from the Covered Countries. Azenta determined that 38 of these 41 smelters have been audited and are conformant to the RMAP. Azenta conducted risk mitigation on the remaining 3 smelters.

Risk Mitigation

Initially, Azenta’s suppliers listed 12 high-risk smelters as potentially operating in Azenta’s supply chain. However, Azenta was able to resolve 9 of the high-risk smelters after determining the two suppliers reporting the 9 high-risk smelters did not provide parts containing gold to Azenta in 2023. Therfore, Azenta conducted risk mitigation on the remaining 3 high-risk smelters that were not conformant to the RMAP. Azenta’s risk mitigation was designed in accordance with Step 3B of the OECD Due Diligence Guidance and was reported to the Vice President and General Counsel, in accordance with Step 3A of the OECD Due Diligence Guidance. Azenta’s risk mitigation process included the following -

•	Additional due diligence to determine if there was any reason to believe the applicable smelter directly or indirectly finance or benefit armed groups in the DRC or adjoining countries.
•	Verifying with internal stakeholders and relevant suppliers whether 3TGs from the applicable smelter were actually in Azenta’s supply chain in the 2023 reporting period.
•	Direct engagement with the high-risk smelter to verify risk and to encourage the smelter to become conflict free.

Gold Refinery – United Arab Emirates (Two in UAE)

Azenta does not currently have reason to believe that these two smelters benefited or financed the armed groups in the covered countries during the reporting period. Both smelters were RMAP Conformant at the start of the 2023 reporting period and loss this status in mid-2023. Azenta is continuing to work with its suppliers who source from these smelters to adequately address the removal of these smelters from its supply chain.

Gold Refinery – India

Azenta does not currently have reason to believe that this smelter benefited or financed the armed groups in the covered countries during the reporting period. Azenta is continuing to work with its suppliers who source from this smelter to adequately address the removal of this smelter from its supply chain.

Improvement Plan

Azenta is taking and will continue to take the following steps to improve the due diligence conducted to further mitigate risk that the necessary conflict minerals in Azenta’s products could directly or indirectly benefit or finance armed groups in the Covered Countries:

a.	Including a conflict minerals clause in all new and renewing supplier contracts.
b.	Continuing to drive our suppliers to obtain current, accurate, and complete information about the smelters in their supply chain.
c.	Engaging smelters sourcing from the Covered Countries to be audited and certified to a protocol recognized by the RMAP.
d.	Follow up in 2024 on smelters requiring risk mitigation, but not removal from Azenta’s supply chain.

Smelters and Refineries

Below are the smelters reported to Azenta as likely in Azenta’s supply chain in the 2023 reporting period.

Metal	Standard Smelter Name	Smelter ID
Gold	8853 S.p.A.	CID002763
Gold	Abington Reldan Metals, LLC	CID002708
Gold	Advanced Chemical Company	CID000015
Gold	Agosi AG	CID000035
Gold	Aida Chemical Industries Co., Ltd.	CID000019
Gold	Al Etihad Gold Refinery DMCC	CID002560
Gold	Alexy Metals	CID003500
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041
Gold	AngloGold Ashanti Córrego do Sítio Mineração	CID000058
Gold	Argor-Heraeus S.A.	CID000077
Gold	Asahi Pretec Corp.	CID000082
Gold	Asahi Refining Canada Ltd.	CID000924
Gold	Asahi Refining USA Inc.	CID000920
Gold	Asaka Riken Co., Ltd.	CID000090
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103
Gold	AU Traders and Refiners	CID002850
Gold	Augmont Enterprises Private Limited	CID003461
Gold	Aurubis AG	CID000113
Gold	Bangalore Refinery	CID002863
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128
Gold	Boliden Ronnskar	CID000157

Gold	C. Hafner GmbH + Co. KG	CID000176
Gold	Caridad	CID000180
Gold	CCR Refinery - Glencore Canada Corporation	CID000185
Gold	Cendres + Métaux S.A.	CID000189
Gold	Chimet S.p.A.	CID000233
Gold	Chugai Mining	CID000264
Gold	Coimpa Industrial LTDA	CID004010
Gold	Daye Non-Ferrous Metals Mining Ltd.	CID000343
Gold	Dowa	CID000401
Gold	DSC (Do Sung Corporation)	CID000359
Gold	Eco-System Recycling Co., Ltd. East Plant	CID000425
Gold	Eco-System Recycling Co., Ltd. North Plant	CID003424
Gold	Eco-System Recycling Co., Ltd. West Plant	CID003425
Gold	Emirates Gold DMCC	CID002561
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	CID002852
Gold	Gold by Gold Colombia	CID003641
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CID002243
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CID001909
Gold	Guangdong Jinding Gold Limited	CID002312
Gold	Heimerle + Meule GmbH	CID000694
Gold	Heraeus Germany GmbH Co. KG	CID000711
Gold	Heraeus Metals Hong Kong Ltd.	CID000707
Gold	Hunan Chenzhou Mining Co., Ltd.	CID000767
Gold	HwaSeong CJ Co., Ltd.	CID000778
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807
Gold	Istanbul Gold Refinery	CID000814
Gold	Italpreziosi	CID002765
Gold	Japan Mint	CID000823
Gold	Jiangxi Copper Co., Ltd.	CID000855
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927
Gold	JSC Novosibirsk Refinery	CID000493
Gold	JSC Uralelectromed	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937
Gold	Kazakhmys Smelting LLC	CID000956
Gold	Kazzinc	CID000957
Gold	Kennecott Utah Copper LLC	CID000969
Gold	KGHM Polska Miedź Spółka Akcyjna	CID002511
Gold	Kojima Chemicals Co., Ltd.	CID000981
Gold	Korea Zinc Co., Ltd.	CID002605
Gold	Kyrgyzaltyn JSC	CID001029

Gold	L'azurde Company For Jewelry	CID001032
Gold	L'Orfebre S.A.	CID002762
Gold	Lingbao Gold Co., Ltd.	CID001056
Gold	LS MnM Inc.	CID001078
Gold	LT Metal Ltd.	CID000689
Gold	Marsam Metals	CID002606
Gold	Materion	CID001113
Gold	Matsuda Sangyo Co., Ltd.	CID001119
Gold	Metal Concentrators SA (Pty) Ltd.	CID003575
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152
Gold	Metalor Technologies (Suzhou) Ltd.	CID001147
Gold	Metalor Technologies S.A.	CID001153
Gold	Metalor USA Refining Corporation	CID001157
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	CID001161
Gold	Mitsubishi Materials Corporation	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193
Gold	MKS PAMP SA	CID001352
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509
Gold	Morris and Watson	CID002282
Gold	Moscow Special Alloys Processing Plant	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	CID001220
Gold	Navoi Mining and Metallurgical Combinat	CID001236
Gold	NH Recytech Company	CID003189
Gold	Nihon Material Co., Ltd.	CID001259
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	CID002779
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	CID001326
Gold	Planta Recuperadora de Metales SpA	CID002919
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	CID001397
Gold	PX Précinox S.A.	CID001498
Gold	Rand Refinery (Pty) Ltd.	CID001512
Gold	REMONDIS PMR B.V.	CID002582
Gold	Royal Canadian Mint	CID001534
Gold	SAAMP	CID002761
Gold	Sabin Metal Corp.	CID001546
Gold	Safimet S.p.A	CID002973
Gold	SAFINA A.S.	CID002290
Gold	Samduck Precious Metals	CID001555
Gold	SAMWON Metals Corp.	CID001562

Gold	SEMPSA Joyería Platería S.A.	CID001585
Gold	Shandong Gold Smelting Co., Ltd.	CID001916
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736
Gold	Singway Technology Co., Ltd.	CID002516
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756
Gold	Solar Applied Materials Technology Corp.	CID001761
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798
Gold	SungEel HiMetal Co., Ltd.	CID002918
Gold	T.C.A S.p.A	CID002580
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875
Gold	Tokuriki Honten Co., Ltd.	CID001938
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CID001947
Gold	TOO Tau-Ken-Altyn	CID002615
Gold	Torecom	CID001955
Gold	Umicore Precious Metals Thailand	CID002314
Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980
Gold	United Precious Metal Refining, Inc.	CID001993
Gold	Valcambi S.A.	CID002003
Gold	WEEEREFINING	CID003615
Gold	Western Australian Mint (T/a The Perth Mint)	CID002030
Gold	WIELAND Edelmetalle GmbH	CID002778
Gold	Yamakin Co., Ltd.	CID002100
Gold	Yokohama Metal Co., Ltd.	CID002129
Gold	Yunnan Copper Industry Co., Ltd.	CID000197
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224
Tantalum	5D Production OU	CID003926
Tantalum	AMG Brasil	CID001076
Tantalum	D Block Metals, LLC	CID002504
Tantalum	F&X Electro-Materials Ltd.	CID000460
Tantalum	FIR Metals & Resource Ltd.	CID002505
Tantalum	Global Advanced Metals Aizu	CID002558
Tantalum	Global Advanced Metals Boyertown	CID002557
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CID000291
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512
Tantalum	Jiangxi Tuohong New Raw Material	CID002842
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506
Tantalum	KEMET de Mexico	CID002539

Tantalum	Materion Newton Inc.	CID002548
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163
Tantalum	Mineração Taboca S.A.	CID001175
Tantalum	Mitsui Mining and Smelting Co., Ltd.	CID001192
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277
Tantalum	NPM Silmet AS	CID001200
Tantalum	PowerX Ltd.	CID004054
Tantalum	QuantumClean	CID001508
Tantalum	Resind Indústria e Comércio Ltda.	CID002707
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CID003583
Tantalum	Solikamsk Magnesium Works OAO	CID001769
Tantalum	Taki Chemical Co., Ltd.	CID001869
Tantalum	TANIOBIS Co., Ltd.	CID002544
Tantalum	TANIOBIS GmbH	CID002545
Tantalum	TANIOBIS Japan Co., Ltd.	CID002549
Tantalum	TANIOBIS Smelting GmbH & Co. KG	CID002550
Tantalum	Telex Metals	CID001891
Tantalum	Ulba Metallurgical Plant JSC	CID001969
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CID000616
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CID001522
Tin	Alpha	CID000292
Tin	An Vinh Joint Stock Mineral Processing Company	CID002703
Tin	Aurubis Beerse	CID002773
Tin	Aurubis Berango	CID002774
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CID003190
Tin	China Tin Group Co., Ltd.	CID001070
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	CID003486
Tin	CRM Synergies	CID003524
Tin	CV Ayi Jaya	CID002570
Tin	CV Venus Inti Perkasa	CID002455
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CID003356
Tin	Dowa	CID000402
Tin	DS Myanmar	CID003831
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID002572
Tin	EM Vinto	CID000438
Tin	Estanho de Rondônia S.A.	CID000448
Tin	Fabrica Auricchio Industria e Comercio Ltda.	CID003582
Tin	Fenix Metals	CID000468
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CID003410

Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CID003116
Tin	HuiChang Hill Tin Industry Co., Ltd.	CID002844
Tin	Jiangxi New Nanshan Technology Ltd.	CID001231
Tin	Luna Smelter, Ltd.	CID003387
Tin	Ma'anshan Weitai Tin Co., Ltd.	CID003379
Tin	Magnu's Minerais Metais e Ligas Ltda.	CID002468
Tin	Malaysia Smelting Corporation (MSC)	CID001105
Tin	Melt Metais e Ligas S.A.	CID002500
Tin	Metallic Resources, Inc.	CID001142
Tin	Mineração Taboca S.A.	CID001173
Tin	Mining Minerals Resources SARL	CID004065
Tin	Minsur	CID001182
Tin	Mitsubishi Materials Corporation	CID001191
Tin	Modeltech Sdn Bhd	CID002858
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573
Tin	Novosibirsk Tin Combine	CID001305
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	CID002517
Tin	Operaciones Metalúrgicas S.A.	CID001337
Tin	Pongpipat Company Limited	CID003208
Tin	Precious Minerals and Smelting Limited	CID003409
Tin	PT Aries Kencana Sejahtera	CID000309
Tin	PT Artha Cipta Langgeng	CID001399
Tin	PT ATD Makmur Mandiri Jaya	CID002503
Tin	PT Babel Inti Perkasa	CID001402
Tin	PT Babel Surya Alam Lestari	CID001406
Tin	PT Bangka Prima Tin	CID002776
Tin	PT Bangka Serumpun	CID003205
Tin	PT Bangka Tin Industry	CID001419
Tin	PT Belitung Industri Sejahtera	CID001421
Tin	PT Bukit Timah	CID001428
Tin	PT Cipta Persada Mulia	CID002696
Tin	PT Menara Cipta Mulia	CID002835
Tin	PT Mitra Stania Prima	CID001453
Tin	PT Mitra Sukses Globalindo	CID003449
Tin	PT Panca Mega Persada	CID001457
Tin	PT Premium Tin Indonesia	CID000313

Tin	PT Prima Timah Utama	CID001458
Tin	PT Putera Sarana Shakti (PT PSS)	CID003868
Tin	PT Rajawali Rimba Perkasa	CID003381
Tin	PT Rajehan Ariq	CID002593
Tin	PT Refined Bangka Tin	CID001460
Tin	PT Sariwiguna Binasentosa	CID001463
Tin	PT Stanindo Inti Perkasa	CID001468
Tin	PT Sukses Inti Makmur	CID002816
Tin	PT Timah Nusantara	CID001486
Tin	PT Timah Tbk Kundur	CID001477
Tin	PT Timah Tbk Mentok	CID001482
Tin	PT Tinindo Inter Nusa	CID001490
Tin	PT Tirus Putra Mandiri	CID002478
Tin	PT Tommy Utama	CID001493
Tin	Resind Indústria e Comércio Ltda.	CID002706
Tin	Rui Da Hung	CID001539
Tin	Super Ligas	CID002756
Tin	Thaisarco	CID001898
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CID002180
Tin	Tin Technology & Refining	CID003325
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID002574
Tin	VQB Mineral and Trading Group JSC	CID002015
Tin	White Solder Metalurgia e Mineração Ltda.	CID002036
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CID003397
Tungsten	A.L.M.T. Corp.	CID000004
Tungsten	ACL Metais Eireli	CID002833
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	CID003427
Tungsten	Artek LLC	CID003553
Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502
Tungsten	China Molybdenum Tungsten Co., Ltd.	CID002641
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CID000281
Tungsten	Cronimet Brasil Ltda	CID003468
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CID003609
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494
Tungsten	Global Tungsten & Powders LLC.	CID000568
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218
Tungsten	H.C. Starck Tungsten GmbH	CID002541
Tungsten	HANNAE FOR T Co., Ltd.	CID003978

Tungsten	Hubei Green Tungsten Co., Ltd.	CID003417
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID000766
Tungsten	Hunan Jintai New Material Co., Ltd.	CID000769
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CID002513
Tungsten	Hydrometallurg, JSC	CID002649
Tungsten	Japan New Metals Co., Ltd.	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CID002313
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	CID003408
Tungsten	Kennametal Fallon	CID000966
Tungsten	Kennametal Huntsville	CID000105
Tungsten	Lianyou Metals Co., Ltd.	CID003407
Tungsten	LLC Vostok	CID003643
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319
Tungsten	Masan High-Tech Materials	CID002543
Tungsten	Moliren Ltd.	CID002845
Tungsten	Niagara Refining LLC	CID002589
Tungsten	NPP Tyazhmetprom LLC	CID003416
Tungsten	OOO “Technolom” 1	CID003614
Tungsten	OOO “Technolom” 2	CID003612
Tungsten	Philippine Chuangxin Industrial Co., Inc.	CID002827
Tungsten	TANIOBIS Smelting GmbH & Co. KG	CID002542
Tungsten	Tungsten Vietnam Joint Stock Company	CID003993
Tungsten	Unecha Refractory Metals Plant	CID002724
Tungsten	Wolfram Bergbau und Hütten AG	CID002044
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	CID003662

Forty-one of the smelters above declared to be sourcing or there was reason to believe are sourcing from the Covered Countries. Under the SEC Final Rule, the requirement is to identify whether or not a smelter is sourcing from the Covered Countries; there is no requirement to identify the specific covered country by the smelter. Given the limitation on the specificity of the smelters’ disclosures, the identified Covered Countries are The Democratic Republic of the Congo, Burundi, Rwanda and Tanzania.